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                                                                   EXHIBIT 10.15

                                                                Redacted Version


                AMENDED AND RESTATED CONTENT PROVIDER AGREEMENT

  THIS AMENDED AND RESTATED CONTENT PROVIDER AGREEMENT (the "Agreement") supercedes any and all agreements relating to a Content Provider Agreement or Internet Joint Marketing Agreement between the parties mentioned below. This Agreement is made as of August 24, 1998, effective as of April 25, 1998 (the "Effective Date"), by and among INFOSPACE, INC., ("INFOSPACE"), a Delaware corporation having a principal place of business at 15375 90th Ave. NE, Redmond, WA 98052, 800-U.S. SEARCH, Inc. ("SEARCH"), a California corporation, with offices at 9107 Wilshire Blvd., Suite 700, Beverly Hills, CA 90210 and The Kushner-Locke Company ("PARENT"), a California corporation, with offices at 11601 Wilshire Blvd., 21st Floor, Los Angeles, CA 90025.

WHEREAS, INFOSPACE provides information and other content in various media to end users via several sites on the World Wide Web (the "Web") and other electronic media environments;

WHEREAS, SEARCH supplies public record information and other related capabilities via the Web;

WHEREAS, SEARCH is a subsidiary of PARENT, and PARENT is willing to guarantee SEARCH's obligations under this Agreement; and

WHEREAS, SEARCH desires, and INFOSPACE agrees to enter into an agreement whereby SEARCH's content and functionality will be integrated into a Web site branded in accordance with INFOSPACE's "look and feel" and located at http://www.infospace.com (the "INFOSPACE Site") and distributed on certain areas of the INFOSPACE Network (as defined below).

NOW THEREFORE, the parties hereby agree as follows:

1.   DEFINITIONS.

The following terms shall have the following meanings for the purpose of this
Agreement:

     1.1 "SEARCH CONTENT" means the text, pictures, graphics, sound, video, other data, functionality, computer software and code to be provided by SEARCH.

     1.2 "SEARCH MARKS" means the SEARCH logos and trademarks to be provided to INFOSPACE in accordance with this Agreement.

     1.3 "INFOSPACE MARKS" means the INFOSPACE logos and trademarks to be provided to SEARCH in accordance with this Agreement.


          "[*]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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     1.4  "INFOSPACE Network" means the WebSites that deliver INFOSPACE's content services, including the INFOSPACE Site, other Web Sites owned by INFOSPACE and the co-branded Web sites of the affiliates with whom INFOSPACE has distribution arrangements.


2.   OBLIGATIONS

     2.1  INFOSPACE'S OBLIGATIONS

     2.1.1 INFOSPACE will fully integrate SEARCH Content into the INFOSPACE Site in such a manner that the search service will be built into the INFOSPACE Site and offered as a co-branded service. There will be a mutually agreed upon heading built into the INFOSPACE Site homepage and 5 mutually agreed upon subheadings listed underneath. Each will link to the appropriate service, all of which is a part of the INFOSPACE Site.

     2.1.2 INFOSPACE will integrate a link and description to the SEARCH chat room from the INFOSPACE Site Chat area.

     2.1.3 INFOSPACE will integrate the SEARCH background check service into appropriate areas within the INFOSPACE Site personals and employment sections in the classifieds.

     2.1.4  INFOSPACE will integrate SEARCH Content into PARENT.COM.

     2.1.5 INFOSPACE will provide SEARCH with a minimum of [*] banner impressions per month anywhere within the INFOSPACENetwork whitepages ("WHITEPAGE BANNERS").

     2.1.6 INFOSPACE will provide a button sponsorship to SEARCH on every page within the whitepages located within the INFOSPACE Site and on selected pages throughout the INFOSPACE Network ("WHITEPAGE BUTTONS"). INFOSPACE will guarantee that the WHITEPAGE BUTTONS will receive a minimum of [*] impressions per month anywhere within the INFOSPACE Network.

     2.1.7 INFOSPACE will provide a button sponsorship to SEARCH on every non-whitepages page located within the INFOSPACE Site and on selected pages throughout the INFOSPACE Network ("STANDARD BUTTONS"). INFOSPACE will guarantee that the STANDARD BUTTONS will receive a minimum of [*] impressions per month anywhere within the INFOSPACE Network.

     2.1.8 INFOSPACE will place a text link on the INFOSPACE navigation bar located within the INFOSPACE Site and on selected pages throughout the INFOSPACE Network ("TEXT

*    Confidential Treatment Requested

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LINK"). INFOSPACE will guarantee that the TEXT LINK will receive a minimum of
[*] impressions anywhere within the INFOSPACE Network.

     2.1.9 INFOSPACE maintains the right to sell banner and sponsorship advertising on all pages that contain SEARCH Content that is built into the INFOSPACE Site, as an INFOSPACE service, and will keep [*] of the revenue from such advertising.

     2.2  SEARCH'S OBLIGATIONS.

     2.2.1 SEARCH shall make the SEARCH Content available to INFOSPACE via electronic transfer or by other automated means to be mutually agreed on by the parties.

     2.2.2  SEARCH shall provide all payments in a timely manner as defined in
Section 3.

     2.2.3 SEARCH will not include any INFOSPACE competitors, as defined by INFOSPACE, in any of its advertising for the duration of this Agreement. SEARCH agrees to use its best efforts to include INFOSPACE in its television and print advertising by the second quarter of 1998 and continuing for the duration of this Agreement.

3.    REMUNERATION

     3.1 1998 PROMOTION AND DISTRIBUTION FEES. SEARCH will pay to INFOSPACE for promotion and distribution of the SEARCH Content, during the first eight months of this Agreement, the following flat fees: [*]

During this time period, the CPM rates set forth in section 3.2 below shall be imputed for purposes of the parties' internal accounting procedures as necessary.

INFOSPACE agrees to allow SEARCH to defer payment of [*] per month from the months of June through November of 1998. This deferred payment of [*] will be made by SEARCH over the first 6 months of 1999 with a payment of [*] per month. This payment is in addition to the regular fees as described in 3.2.

     3.2 ON-GOING PROMOTION AND DISTRIBUTION FEES. After the first eight months of this Agreement (beginning in January 1999), SEARCH will pay to INFOSPACE, for

*    Confidential Treatment Requested

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promotions and distribution of the SEARCH Content, the following fees based on exposure levels:

FLAT INTEGRATION FEE of [*] per month
WHITEPAGE BANNER at a CPM of [*] for non-linking banner and [*] for linking banners.
WHITEPAGE BUTTONS at a CPM of [*]
STANDARD BUTTONS at a CPM of [*]
TEXT LINKS at a CPM of [*]

Beginning January 1999, the minimum monthly fee will be [*]

     3.3 REPORTS AND PAYMENT. Within ninety (90) days following the end of each of July and August 1998 and within sixty (60) days following the end of each month thereafter, SEARCH shall render payment in full of all fees due.

     3.4 TAXES. All fees and payments stated herein exclude, and SEARCH shall pay, any sales, use, property, license, value added, withholding, excise or similar tax, federal, state or local, related to the parties' performance of its obligations or exercise of its rights under this Agreement and any related duties, tariffs, imposts and similar charges.

     3.5 RECORDS. Each party shall keep reasonable records in connection with its respective performance under this Agreement and shall permit the other party reasonable access to such records at such other party's expense upon reasonable notice.

     3.6 GUARANTEE. Until the earlier of December 31, 1999 or the date of effectiveness of a registration statement for SEARCH'S initial public offering, if any, in the event that SEARCH fails to comply with Sections 3.1 through 3.4 above, PARENT shall guarantee to INFOSPACE the payment of all amounts due thereunder within ten (10) days of the payment dates set forth in Section 3.3. In the event that any such payment is not timely made by SEARCH as aforesaid, INFOSPACE shall give notice to SEARCH and SEARCH shall make such payment within 10 days. In the event SEARCH fails to do so, INFOSPACE may give notice to PARENT so stating and PARENT shall make such payment within ten (10) days thereafter, provided that PARENT shall be entitled to assert any offsets, claims, or defenses to which SEARCH may be entitled in connection therewith.

4.   PROPRIETARY RIGHTS AND LICENSE.

     4.1 LICENSE GRANT. SEARCH hereby grants to INFOSPACE for the term of this Agreement, a non-exclusive, worldwide license to electronically reproduce, electronically distribute, create derivative works of, publicly perform, publicly display and digitally perform SEARCH Content in connection with the parties' objectives hereunder. INFOSPACE hereby grants to SEARCH, for the term of this Agreement, a non-exclusive, nontransferable, royalty-free, worldwide license to use INFOSPACE's Marks for the purposes of marketing, promotion, and content directories or indexes, and in electronic or printed advertising, publicity, press releases, newsletters and mailings about SEARCH.

     4.2 OWNERSHIP OF SEARCH CONTENT AND SEARCH MARKS. All right, title and interest in and to the SEARCH Content and SEARCH Marks as well as intellectual property rights (including without limitation all rights therein under copyright, trademark, trade secret and similar laws) shall remain with SEARCH or its licensors and/or suppliers.

*    Confidential Treatment Requested

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Notwithstanding the foregoing, SEARCH hereby grants to INFOSPACE a non-
exclusive, nontransferable, royalty-free, worldwide license to use SEARCH Marks in the INFOSPACE Site and for the purposes of marketing, promotion, and content directories or indexes, and in electronic or printed advertising, publicity, press releases, newsletters and mailings about the INFOSPACE Site. Further, any information collected from providing the classified Apartment service will be owned and controlled by INFOSPACE.

     4.3 OWNERSHIP OF INFOSPACE MARKS. All right, title and interest in and to the INFOSPACE Marks as well as intellectual property rights (including without limitation all rights therein under trademark and similar laws) shall remain with INFOSPACE or its licensors and/or suppliers. Notwithstanding the foregoing, INFOSPACE hereby grants to SEARCH a non-exclusive, nontransferable, royalty-free, worldwide license to use INFOSPACE Marks for the purposes of marketing, promotion, and content directories or indexes, and in electronic or printed advertising, publicity, press releases, newsletters and mailings.

     4.4 QUALITY CONTROL AND USE RESTRICTIONS BY SEARCH. SEARCH shall use the INFOSPACE Marks in accordance with any written instructions provided by INFOSPACE. SEARCH acknowledges that SEARCH's use of the INFOSPACE Marks will not create in it, nor will it represent it has, any right, title or interest in or to the INFOSPACE Marks other than the license granted by INFOSPACE above. SEARCH will not challenge the validity of or attempt to register any of the INFOSPACE Marks or its interest therein as a licensee. SEARCH acknowledges INFOSPACE's and its affiliates' ownership and exclusive right to use the INFOSPACE Marks and agrees that all goodwill arising as a result of the use of the INFOSPACE Marks shall inure to the benefit of INFOSPACE and its affiliates.

     4.5 QUALITY CONTROL AND USE RESTRICTIONS BY INFOSPACE. INFOSPACE shall use the SEARCH Marks in accordance with any written instructions provided by SEARCH. INFOSPACE acknowledges that INFOSPACE's use of the SEARCH Marks will not create in it, nor will it represent it has, any right, title or interest in or to the SEARCH Marks other than the license granted by SEARCH above. INFOSPACE will not challenge the validity of or attempt to register any of the SEARCH Marks or its interest therein as a licensee. INFOSPACE acknowledges SEARCH's and its affiliates' ownership and exclusive right to use the SEARCH Marks and agrees that all goodwill arising as a result of the use of the SEARCH Marks shall inure to the benefit of SEARCH and its affiliates.

     4.6 SEARCH NON-EXCLUSIVITY. The parties agree and acknowledge that nothing in this Agreement shall be deemed or construed to prohibit SEARCH from providing the SEARCH Content to any other third party.

     4.7 INFOSPACE EXCLUSIVITY. During the term of this Agreement, INFOSPACE will not run advertising on the INFOSPACE Site from any of SEARCH's competitors where competitor is defined as any company who provides a pay-for people locating service including but not limited to the companies listed on Exhibit B. The list on Exhibit B may be amended

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by mutual agreement of the parties to this Agreement. Notwithstanding the foregoing, INFOSPACE shall not provide such exclusivity to SEARCH another sites in the INFOSPACE Network, other than on the INFOSPACE Site, including, but not limited to, Netscape and AOL. During the Term, the parties agree to discuss the possibility of including co-branded sites in such exclusivity.

5.   LIMITED WARRANTY.

     5.1 REGARDING SERVICES. SEARCH provides the SEARCH Content as is and all services performed hereunder "AS IS" and without any warranty of any kind. SEARCH does not guarantee continuous or uninterrupted display or distribution of the services.

     5.2 NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.   INDEMNITY.

     6.1 INDEMNITY BY INFOSPACE. INFOSPACE shall indemnify and hold harmless SEARCH and its affiliates and suppliers against all claims, losses, damages, liabilities, costs and expenses, including reasonable attorneys' fees, which SEARCH and its affiliates and suppliers may incur as a result of any claims relating to the infringement by the INFOSPACE Marks of any third party trademark.

     6.2 SEARCH'S INDEMNITY. SEARCH shall indemnify and hold harmless INFOSPACE and its affiliates and suppliers against all claims, losses, damages, liabilities, costs and expenses, including reasonable attorneys' fees, which INFOSPACE and its affiliates and suppliers may incur as a result of claims relating to the infringement by the SEARCH Content or the SEARCH Marks of any third party copyright, trademark or trade secret.

     6.3 MECHANICS OF INDEMNITY. The party seeking indemnification (the "Indemnified Party") shall: (a) give the proposed indemnifier (the "Indemnifying Party") notice of the relevant claim, (b) cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (c) give the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have the right to participate in the defense at its expense.

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7.   LIMITATION OF LIABILITY.

     EXCEPT WITH RESPECT TO ANY LIABILITY OF EITHER PARTY TO THE OTHER PARTY ARISING UNDER SECTION 6 HEREUNDER: IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS, REVENUES OR DATA, OR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID BY SEARCH TO INFOSPACE HEREUNDER.


8.   TERM AND TERMINATION.

     8.1 TERM. This Agreement shall expire four (4) years following the first date on which the SEARCH Content is available on the INFOSPACE Site. After this Agreement expires, SEARCH will have first right of re-negotiation.

     8.2 TERMINATION. Except as provided below, neither party may terminate this Agreement, prior to the end of the Term, unless (a) there is a material breach of the obligations defined herein that is not cured after 30 days from the receipt of written notification of such breach; (b) either party files for bankruptcy protection; or (c) either party is indicted for any criminal activity. Upon the effective date of expiration or termination, all obligations defined herein expire except the obligations set forth in Section 6 and SEARCH's obligation to pay in full all amounts due under Section 3, including but not limited to the deferred payment of [*].

9.   GENERAL PROVISIONS.

     9.1 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of Washington without giving effect its conflict of law principles.

     9.2 COMPLIANCE WITH LAWS. At their own expense, SEARCH and INFOSPACE shall comply with all applicable laws, regulations, rules, ordinances and orders regarding their respective activities related to this Agreement.

     9.3 SEVERABILITY; HEADINGS. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision, which most closely approximates the intent and economic effect of the invalid provision. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

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     9.4  INDEPENDENT CONTRACTORS.  The parties to this Agreement are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement. Neither party may take any actions, which are binding, on the other party. Without limiting the foregoing, SEARCH shall not make any representations or warranties to third parties on behalf of INFOSPACE.

     9.5 NOTICE. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified above or at such other address as the party shall specify in writing. Unless otherwise specified, such notice shall be deemed given: upon personal delivery; if sent by fax, upon confirmation of receipt; or if sent by certified or registered mail, postage prepaid, three
(3) days after the date of mailing.

     9.6 ENTIRE AGREEMENT; WAIVER. This Agreement and the Exhibits attached hereto set forth the entire understanding and agreement of the parties, and supersede any and all prior or contemporaneous oral or written agreements or understandings between the parties, as to the subject matter of this Agreement. In the event of any conflict between the Agreement and an Exhibit, the terms of the Exhibit shall control. Except as provided herein, only writing signed by both parties may change this Agreement. Waiver by either party of a breach of any provision contained herein must be in writing, and no such waiver shall be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

     9.7 ASSIGNMENT AND TRANSFER OF CONTROL. INFOSPACE may assign this Agreement, upon notice to SEARCH, to its parent corporation, or to any wholly or partially owned domestic or foreign subsidiary or joint venture thereof provided that the assignee assumes and agrees in writing to perform all of INFOSPACE's executory obligations and INFOSPACE guarantees performance by the assignee throughout the Term. In addition, INFOSPACE may, upon notice to SEARCH, assign its rights under this Agreement to any entity acquiring all or substantially all of the assets of the INFOSPACE. Notwithstanding the above provision, in no event may INFOSPACE assign this Agreement to any direct competitors of SEARCH without SEARCH's prior written consent. SEARCH may assign this Agreement, in whole or in part, to any of its Affiliates, defined as Web sites and Web appliance companies to whom INFOSPACE licenses its content, provided such Affiliate assumes and agrees to perform all of SEARCH's obligations throughout the Term.

     9.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to be one instrument.


INFOSPACE:                              SEARCH:

By:       /s/ Naveen Jain               By:     /s/ Nicholas Matzorkis
          ---------------                       ----------------------


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Title:    President & CEO               Title:  President & CEO
          ---------------                       ------------------

Date:     8/24/98                       Date:   8/24/98
          ---------------                       ------------------


                                        PARENT

                                        By:     /s/ Peter Locke
                                                ------------------

                                        Title:  Co-Chairman
                                                ------------------

                                        Date:   8/26/98
                                                ------------------

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                                   EXHIBIT A

1.  CONTENT AND FUNCTIONALITY TO BE PROVIDED.

SEARCH will provide the following Content and Functionality:

TO BE ADDED



                                   EXHIBIT B

TO BE PROVIDED BY SEARCH.

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